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                                                                   EXHIBIT 9(b)

              JORDEN BURT BOROS CICCHETTI BERENSON & JOHNSON LLP
                      1025 THOMAS JEFFERSON STREET, N.W.
                                SUITE 400-EAST
                          WASHINGTON, D.C. 20007-0805
                                (202) 965-8100
                           TELECOPIER (202) 965-8104

                                                                 April 30, 1998

First Providian Life & Health  Insurance Company
520 Columbia Drive Johnson
City, New York 13790

Ladies and Gentlemen:

  We hereby consent to the reference to our name under the caption "Legal Mat-ters" in the Prospectus contained in Post-Effective Amendment No. 10 to the Registration Statement on Form N-4 (file No. 33-39946) filed by First Providian Life & Health Insurance Company and First Providian Life & Health Insurance Company Separate Account B with the Securities and Exchange Commis-sion under the Securities Act of 1933 and the Investment Company Act of 1940.

                          Very truly yours,

                          /s/ Jorden Burt Boros Cicchetti Berenson & Johnson LLP

                          Jorden Burt Boros Cicchetti Berenson & Johnson LLP